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                                                                  EXHIBIT 99.5

                          FORM OF AFFILIATE AGREEMENT

                                          , 2001

Motient Corporation
10802 Parkridge Blvd.
Reston, VA 20191-5416
Attn: General Counsel

               RE: AFFILIATE AGREEMENT

Ladies and Gentlemen:

     The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of Rare Medium Group, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of May 14, 2001 (the "Merger Agreement"), among Motient Corporation, a Delaware corporation ("Acquiror"), MR Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Acquiror ("Merger Sub"), and the Company, Merger Sub will be merged with and into Company (the "Merger") and Acquiror shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

     As a result of the Merger, the issued and outstanding shares of common stock of the Company, par value $0.01 per share ("Company Common Stock"), will be converted into the right to receive Series A Preferred Stock of the Surviving Corporation, par value $0.01 per share ("Surviving Corporation Preferred Stock"), as set forth in the Merger Agreement.

     The undersigned represents, warrants and covenants to Acquiror that in the event that the undersigned receives any Surviving Corporation Preferred Stock as a result of the Merger:

          1. The undersigned has full power to execute and deliver this letter and to make the representations and warranties herein and to perform the obligations hereunder.

          2. The undersigned has carefully read this letter and the Merger Agreement and has discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the Surviving Corporation Preferred Stock, to the extent the undersigned considered necessary, with counsel to the undersigned or with counsel for the Company.

          3. The undersigned will not make any sale, transfer or other disposition of the Surviving Corporation Preferred Stock in violation of the Act.

          4. The undersigned has been advised that the issuance of Surviving Corporation Preferred Stock to the undersigned pursuant to the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, because the undersigned may be deemed to have been an "affiliate" of the Company at the time the Merger was submitted for a vote of the stockholders of the Company and the sale, transfer or other disposition by the undersigned of the Surviving Corporation Preferred Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of the Surviving Corporation Preferred Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 or, to the extent applicable, Rule 144 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to the Surviving Corporation, registration is not required for such sale, transfer or other disposition under the Act.

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          5. The undersigned understands that the Surviving Corporation is under no obligation to register the sale, transfer or other disposition of the Surviving Corporation Preferred Stock by, or on behalf of, the undersigned under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          6. The undersigned also understands that stop transfer instructions will be given to the Surviving Corporation's transfer agents with respect to the Surviving Corporation Preferred Stock and that there will be placed on the certificates for the Surviving Corporation Preferred Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), APPLIES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE HYPOTHECATED OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION OR SAFE HARBOR FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS UPON RECEIPT BY MOTIENT CORPORATION (THE "COMPANY") OF A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

          7. The undersigned understands and agrees that the legend set forth in paragraph 6 above shall be removed by delivery of substitute certificates without such legend if the undersigned has delivered to the Surviving Corporation a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to the Surviving Corporation, to the effect that such legend is not required for purposes of the Act.

     Execution of this letter shall not be considered an admission that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

     Any notices or any other communications in connection herewith shall be in writing and shall be given to Acquiror at Acquiror's address on the first page of this letter and to the undersigned at the address set forth below the undersigned's name; or to such other address or person as Acquiror shall furnish to the undersigned in writing or that the undersigned shall furnish to Acquiror in writing in accordance with the provisions of this paragraph; and shall be deemed to have been duly received if so given (i) if delivered in person or by courier, upon actual receipt by the intended party, (ii) if sent by telecopy or facsimile transmission, when the answerback is received, or (iii) if sent by mail, upon five days after such notice or other communication is deposited in the mail.

     This agreement shall be governed by the laws of the State of Delaware regardless of applicable principles of conflicts of laws. This agreement shall be binding upon the undersigned and Acquiror and their respective successors and assigns. This agreement is the complete agreement between the undersigned and Acquiror concerning the subject matter hereof. Nothing set forth herein, however, shall be construed to limit in any way any of the undersigned's other rights incident to ownership of Surviving Corporation Preferred Stock to be received by the undersigned pursuant to the terms of the Merger Agreement. In the event that any signature hereto is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the executing party with the same force and effect as if such facsimile signature page were an original thereof.

     The undersigned has carefully read this letter and understands the limitations imposed upon the sale, assignment or transfer of Surviving Corporation Preferred Stock contained herein and imposed by Rule 145 under the Act.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

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     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return such counterpart to the undersigned at the address indicated above, at which time this letter shall become a binding agreement between you and the undersigned.
                                          Very truly yours,

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                                          Signature
                                          Name:
                                               ---------------------------------
                                          Date:

                                          Address:

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AGREED TO AND ACCEPTED as of
          , 2001

MOTIENT CORPORATION

By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------

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